Exhibit 99.1

Virco Amends Credit Facility to Allow for Shareholder Distributions

Torrance, Calif., October 1, 2021 – Virco Mfg. Corporation (Nasdaq: VIRC), the largest manufacturer and supplier of movable furniture and equipment to the education market in the United States, today announced that it has signed an amendment and restatement of its existing credit facility that restores its ability to resume shareholder distributions. All other material terms and conditions of the credit facility remain in effect including the maturity date of March 19, 2023.

Robert Virtue, Chairman and CEO of Virco, said, “The restoration of our ability to resume shareholder distributions reflects the positive trends that we are experiencing in the business and the strength of our balance sheet. This will provide us with the flexibility to consider returning capital to shareholders through cash dividends and/or stock repurchases in the future, subject to approval from the Company’s Board of Directors. While we have made no decisions regarding any shareholder distributions at this time, given the opportunities we have to generate profitable growth in the coming years, we believe that cash dividends and/or stock repurchases can be important components of a well balanced approach to capital allocation that positively impacts the total return that we generate for shareholders.”

About Virco Mfg. Corporation

Founded in 1950, Virco Mfg. Corporation is the largest manufacturer and supplier of moveable educational furniture and equipment for the preschool through 12th grade market in the United States. The Company manufactures a wide assortment of products, including mobile tables, mobile storage equipment, desks, computer furniture, chairs, activity tables, folding chairs and folding tables. Along with serving customers in the education market - which in addition to preschool through 12th grade public and private schools includes: junior and community colleges; four-year colleges and universities; trade, technical and vocational schools - Virco is a furniture and equipment supplier for convention centers and arenas; the hospitality industry with respect to banquet and meeting facilities; government facilities at the federal, state, county and municipal levels; and places of worship. The Company also sells to wholesalers, distributors, traditional retailers and catalog retailers that serve these same markets. With operations entirely based in the United States, Virco designs, manufactures, and ships its furniture and equipment from one facility in Torrance, CA and three facilities in Conway, AR. More information on the Company can be found at www.virco.com.

Contact:

Virco Mfg. Corporation
(310) 533-0474
Robert A. Virtue, Chairman and Chief Executive Officer
Doug Virtue, President
Robert Dose, Chief Financial Officer

Statement Concerning Forward-Looking Information

This news release contains “forward-looking statements” as defined by the Private Securities Reform Act of 1995, including statements relating to our ability to make cash distributions or stock repurchases in the future, trends in our business and balance sheet, and opportunities for profitable growth in the future. Such statements involve known and unknown risks, uncertainties, assumptions and other factors, many of which are out of our control and difficult to forecast, and may cause actual results to differ materially from those that are anticipated. Such factors include, but are not limited to: uncertainties surrounding the severity, duration and effects of the COVID-19 pandemic; changes in general economic conditions including raw material, energy and freight costs; state and municipal bond funding; state, local, and municipal tax receipts; order rates; the seasonality of our markets; the markets for school and office furniture generally, the specific markets and customers with which we conduct our principal business; the impact of cost-saving initiatives on our business; the competitive landscape, including responses of our competitors and customers to changes in our prices; demographics; and the terms and conditions of available funding sources. See our Annual Report on Form 10-K for the year ended January 31, 2021, our Quarterly Reports on Form 10-Q, and other reports and material that we file with the Securities and Exchange Commission for a further description of these and other risks and uncertainties applicable to our business. We assume no, and hereby disclaim any, obligation to update any of our forward-looking statements. We nonetheless reserve the right to make such updates from time to time by press release, periodic reports, or other methods of public disclosure without the need for specific reference to this press release. No such update shall be deemed to indicate that other statements which are not addressed by such an update remain correct or create an obligation to provide any other updates.